Exhibit 99.1

Invitae Completes Transaction with ArcherDX to Bring Comprehensive Cancer Genetics and Precision Oncology to Patients Worldwide

— World-class germline and somatic testing, liquid biopsy and tissue genomic profiling, now delivered from a single platform with unrivaled breadth and flexibility —

SAN FRANCISCO, October 5, 2020—Invitae Corporation (NYSE: NVTA), a leading genetics company, today announced that on October 2, 2020, it completed the transaction to bring ArcherDX, a leading genomics analysis company, into Invitae to create a comprehensive offering that provides testing services for disease risk, therapy optimization and personalized cancer monitoring to enable precision approaches to cancer treatment.

“With the addition of ArcherDX’s technologies, capabilities and team, Invitae is now well positioned to accelerate the utilization of genetic information throughout a cancer patient’s journey. Starting from risk profiling and diagnostic testing, moving to therapy optimization, monitoring and recurrence surveillance, Invitae can deliver the information needed to enable best-in-class personalized cancer care,” said Sean George, Ph.D., co-founder and chief executive officer of Invitae. “Invitae is on a mission to increase access to molecular medicine to all who can benefit, and the addition of the ArcherDX platform builds out an important segment serving the current and future oncology landscape.”

In connection with the closing of the acquisition, Jason Myers, Ph.D., has been appointed to Invitae’s Board of Directors, effective October 2, 2020, and will serve as president of oncology.

Transaction Details

Under the terms of the Agreement and Plan of Merger and Plan of Reorganization, Invitae acquired ArcherDX for upfront consideration consisting of 30.0 million shares of Invitae common stock and $325.0 million in cash, subject to certain adjustments. In addition, up to an additional 27.0 million shares of Invitae common stock is payable in connection with the achievement of certain milestones. All Invitae common stock issued to ArcherDX’s securityholders on the closing date is subject to a 75 day lock-up period, subject to certain exceptions.

In connection with the acquisition, Invitae entered into a credit agreement and guaranty with Perceptive Credit Opportunities Holdings III, LP providing for a senior secured term loan facility, and on October 2, 2020, borrowed an aggregate principal amount of $135.0 million under the credit agreement and guaranty. In addition, Invitae issued to Perceptive warrants to purchase 1.0 million shares of Invitae common stock.

In connection with the acquisition, Invitae sold $275.0 million of common stock to certain accredited investors in a private placement.

About Invitae

Invitae Corporation (NYSE: NVTA) is a leading medical genetics company whose mission is to bring comprehensive genetic information into mainstream medicine to improve healthcare for billions of people. Invitae’s goal is to aggregate the world’s genetic tests into a single service with higher quality, faster turnaround time, and lower prices. For more information, visit the company’s website at invitae.com.

Safe Harbor Statement

This press release contains statements that are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, expectations and events, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “seek,” “intend,” “plan,” “goal,” “project,” “estimate,” “anticipate” or other comparable terms. All statements other than statements of historical facts included in this presentation regarding strategies, synergies, prospects, financial results, operations, costs, plans and objectives, are forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding future products and services and customers served, potential addressable markets, and the anticipated benefits of the acquisition of ArcherDX, including expected synergies, opportunities, product offerings, and financial and other impacts. Forward-looking statements are neither historical facts nor assurances of future performance or events. Instead, they are based only on current beliefs, expectations and assumptions regarding future business developments, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Forward-looking statements are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Actual results, conditions and events may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results, conditions and events to differ materially from those indicated in the forward-looking statements include, but are not limited to: the ability to successfully and profitably market our products and services; the acceptance of our products and services by patients and healthcare providers; the ability to meet demand for our products and services; the availability and sufficiency of reimbursement; the amount and nature of competition; the effects of the adoption, modification or repeal of any law, rule, order, interpretation or policy relating to the healthcare system, including without limitation as a result of any judicial, executive or legislative action; the impact of COVID-19 on our business; our ability to manage growth effectively; our ability to successfully develop new products and services; the ability to effectively utilize strategic partnerships and acquisitions; our ability to obtain and maintain regulatory approvals and comply with applicable regulations; negative effects of the consummation of the acquisition on the market price of our common stock and/or on the companies’ respective businesses, financial conditions, results of operations and financial performance; significant transaction costs and/or unknown liabilities; the possibility that the anticipated benefits from the acquisition of ArcherDX cannot be realized in full or at all or may take longer to realize than expected; risks associated with contracts containing consent and/or other provisions that may be triggered by the acquisition of ArcherDX; risks associated with litigation; the possibility that costs or difficulties related to the integration of ArcherDX’s operations with those of Invitae will be greater than expected; our ability to retain and hire key personnel; our need to scale our infrastructure in advance of demand for our tests and to increase demand for our tests; our ability to use rapidly changing genetic data to interpret test results accurately and consistently; security breaches, loss of data and other disruptions; laws and regulations applicable to our business; and the risks and uncertainties set forth in our reports on Forms 10-K, 10-Q and 8-K filed with or furnished to the Securities and Exchange Commission (the “SEC”) and other written statements made by us from time to time, including our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020. Forward looking statements speak only as of the date hereof, and we disclaim any obligation to update any forward-looking statements.

NOTE: Invitae and the Invitae logo are trademarks of Invitae Corporation. All other trademarks and service marks are the property of their respective owners.

Source: Invitae Corporation

Contact:

Laura D’Angelo

ir@invitae.com

(628) 213-3369

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